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                                                                 Exhibit 4.6(ii)

                                FIRST AMENDMENT
                              TO CREDIT AGREEMENT


     THIS AMENDMENT, dated as of July 18, 1997 (the "Amendment") relating to the Credit Agreement referenced below, by and among NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "Company"), NES ACQUISITION CORP., a Delaware corporation, BAT ACQUISITION CORP., a Delaware corporation, AERIAL PLATFORMS, INC., a Georgia corporation, and MST ENTERPRISES, INC., a Virginia corporation, (collectively referred to as the "Subsidiary Borrowers" or individually referred to as a "Subsidiary Borrower") (hereinafter, the Company and the Subsidiary Borrowers collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), each of those financial institutions identified as Lenders on the signature pages hereto (together with each of their successors and assigns, referred to individually as a "Lender" and, collectively, as the "Lenders"), and FIRST UNION COMMERCIAL CORPORATION ("FUCC"), acting in the manner and to the extent described in Article XIII of the Credit Agreement (in such capacity, the "Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

                              W I T N E S S E T H

     WHEREAS, a $115,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Credit Agreement dated as of July 1, 1997 (as amended, modified or otherwise supplemented, the "Credit Agreement") among the Borrowers, the Lenders and the Agent;

     WHEREAS, the Borrowers have requested an amendment to the Credit Agreement; and

     WHEREAS, the Lenders are willing to make such amendment;

     NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     A. The definition of Permitted Liens set forth in Section 1.1 of the Credit Agreement is amended by adding the following:

           (xii) the liens in favor of Mustang Manufacturing Company, Inc. on certain assets of MST Enterprises, Inc. filed in the State of Virginia for a period of ninety (90) days from the date of this Amendment; and

           (xiii) the lien in favor of The Gradall Company on certain assets of MST Enterprises, Inc. filed in the State of Virginia for a period of ninety (90) days from the date of this Amendment.

     B. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules thereto) remain in full force and effect.








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     C.  The Borrower agrees to pay all reasonable costs and expenses of the
Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     D. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     E. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]



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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


      BORROWER:                 NATIONAL EQUIPMENT SERVICES, INC.

                                By:     /s/  Paul R. Ingersoll
                                --------------------------------
                                Name:  Paul R. Ingersoll
                                Title:  Vice President



                                NES ACQUISITION CORP.

                                By:    /s/  Paul R. Ingersoll
                                --------------------------------
                                Name:  Paul R. Ingersoll
                                Title: Vice President


                                BAT ACQUISITION CORP.

                                By:    /s/  Paul R. Ingersoll
                                --------------------------------
                                Name:  Paul R. Ingersoll
                                Title: Vice President


                                AERIAL PLATFORMS, INC.

                                By:    /s/  Paul R. Ingersoll
                                --------------------------------
                                Name:  Paul R. Ingersoll
                                Title: Vice President


                                MST ENTERPRISES, INC.

                                By:    /s/  Paul R. Ingersoll
                                ---------------------------------------
                                Name:  Paul R. Ingersoll
                                Title: Vice President


  AGENT:                        FIRST UNION COMMERCIAL CORPORATION,
                                as Agent and a Lender

                                By:    /s/  Eric  Butler
                                ---------------------------------------
                                Name:  Eric Butler
                               Title:  Senior Vice President

                             [SIGNATURES CONTINUE]




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   LENDERS:                         BANKBOSTON, N.A.,
                                    as a Lender

                                    By:      /s/ Mark M. Andrew
                                    -------------------------------
                                    Name:  Mark M. Andrew
                                    Title: Vice President


                                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, as a Lender

                                  By:    /s/ Elizabeth J. Limpert
                                  Name:  Elizabeth J. Limpert
                                  Title: First Vice President


                                  COMERICA BANK,
                                  as a Lender

                                  By:    /s/ Gregory N. Block
                                  -------------------------------
                                  Name:  Gregory N. Block
                                  Title: Vice President


                                  THE CIT GROUP/BUSINESS CREDIT, INC.,
                                  as a Lender

                                  By:        /s/  Mary James
                                  ------------------------------
                                  Name:   Mary James
                                  Title:  Vice President


                                  BANKERS TRUST COMPANY,
                                  as a Lender

                                  By:    /s/  Robert R. Telesca
                                  ------------------------------------------
                                  Name:  Robert R. Telesca
                                  Title: Assistant Vice President


                             [SIGNATURES CONTINUE]



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                                   HARRIS TRUST AND SAVINGS BANK,
                                   as a Lender

                                   By    /s/  John M. Dillon
                                         ------------------------------------
                                   Name:  John M. Dillon
                                   Title:   Vice President


                                   HELLER FINANCIAL, INC.,
                                   as a Lender


                                   By:    /s/  Tara Hopkins
                                          -----------------------------------
                                   Name:  Tara Hopkins
                                   Title: Assistant Vice President


                                   MERCANTILE BUSINESS CREDIT, INC.,
                                   as a Lender

                                   By:   /s/  Mercantile Business Credit Inc.
                                         ------------------------------------
                                   Name:  Carolyn M. Rooney
                                   Title:  Vice President






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